Exhibit 99.1
CRITEO REPORTS STRONG FOURTH QUARTER AND FISCAL YEAR 2021 RESULTS

2021 Activated Media Spend Up 19% to $2.7 Billion
Delivered Strong Revenue Growth and Double Digit Growth in Contribution ex-TAC in 2021
2021 Operating Cash Flow Up 19% to $221 Million and Free Cash Flow Up 40% to $168 Million
Extends Share Repurchase Authorization from $175 Million to $280 Million
Targeting Double Digit Growth in Fiscal 2022, Excluding the Contemplated Acquisition of IPONWEB

NEW YORK - February 9, 2022 - Criteo S.A. (NASDAQ: CRTO) ("Criteo" or the "Company"), the global technology company that provides the world's leading Commerce Media Platform, today announced financial results for the fourth quarter and fiscal year ended December 31, 2021 that exceeded the Company's guidance.

Fourth Quarter and Fiscal Year 2021 Financial Highlights:

The following table summarizes our consolidated financial results for the three and twelve months ended December 31, 2021 and 2020:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2021	2020	YoY Change	2021	2020	YoY Change
	(in millions, except EPS data)
GAAP Results
Revenue	$653	$661	(1)%	$2,254	$2,073	9%
Gross Profit	$244	$218	12%	$782	$688	14%
Net Income	$75	$47	60%	$138	$75	84%
Gross Profit margin	37%	33%	4ppt	35%	33%	2ppt
Diluted EPS	$1.15	$0.73	58%	$2.09	$1.16	80%
Cash from operating activities	$66	$44	50%	$221	$185	19%
Cash and cash equivalents	$516	$488	6%	$516	$488	6%

Non-GAAP Results[1]
Contribution ex-TAC	$276	$253	9%	$921	$825	12%
Contribution ex-TAC margin	42%	38%	4ppt	41%	40%	1ppt
Adjusted EBITDA	$111	$103	7%	$322	$251	28%
Adjusted diluted EPS	$1.44	$0.98	47%	$3.38	$2.17	56%
Free Cash Flow (FCF)	$56	$22	157%	$168	$120	40%
FCF / Adjusted EBITDA	50%	21%	29ppt	52%	48%	4ppt

“We delivered double-digit growth in 2021, positioning us for a successful 2022 and beyond. Our impressive performance demonstrates the tremendous progress we have made on our transformation,” said Megan Clarken, Chief Executive Officer. “In 2022, we are accelerating our strategy around commerce media to enable our customers to drive meaningful commerce outcomes.”

Operating Highlights

•Retail Media Contribution ex-TAC grew 58% year-over-year at constant currency2 in 2021 and 41% in Q4, and same-retailer Contribution ex-TAC3 for Retail Media increased 23% year-over-year in Q4.
•Marketing Solutions Contribution ex-TAC grew 6% year-over-year at constant currency2 in 2021 and 7% in Q4.
•Criteo's media spend activated4 by the Commerce Media Platform for marketers and media owners was $2.7 billion in 2021, growing 19% at constant currency2 and close to $850 million in Q4.
•We signed a three-year global partnership with GroupM to accelerate the demand and supply growth of our Retail Media business.
•We added Nordstrom and Michaels to our Retail Media Platform in Q4 and successfully launched our first retailer customers in APAC and Latin America.
___________________________________________________
1 Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted diluted EPS and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.
2 Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the 2020 average exchange rates for the relevant period to 2021 figures.
3 Same-client profitability or Contribution ex-TAC is the profitability or Contribution ex-TAC generated by clients that were live with us in a given quarter and still live with us the same quarter in the following year.
4 Activated media spend is defined as the sum of our Marketing Solutions revenue and the media spend activated on behalf of our Retail Media clients.

•Same-client contribution ex-TAC2 increased 9% year-over-year at constant currency2 in Q4.
•We had 685 million Daily Active Users (DAUs), over 60% of which on the web are addressable through media owners we have direct access to, as we continue to build Criteo's first-party media network.
•We executed a purchase agreement to acquire the business of IPONWEB Holding Limited ("IPONWEB"), a market-leading AdTech platform company, for $380 million, which we believe will further distinguish Criteo as the commerce media partner of choice on the open internet for the post third-party identifier world.

New Reporting Segment Structure

We are now reporting results for two reportable segments: Marketing Solutions and Retail Media. We have included a table which presents the operating results of our segments in this press release.

Change in Naming of Non-GAAP Financial Measure

We have renamed Revenue ex-TAC, a non-GAAP financial measure, to Contribution ex-TAC. The change was made as the Company considers that Contribution ex-TAC is a non-GAAP financial measure of profitability, closest to Gross Profit, and not revenue. No changes were made in the calculation methodology.

Financial Summary

Revenue for Q4 2021 was $653 million, gross profit was $244 million and Contribution ex-TAC was $276 million. Net income for Q4 was $75 million, or $1.15 per share on a diluted basis. Adjusted EBITDA for Q4 was $111 million, resulting in an adjusted diluted EPS of $1.44. At constant currency, Revenue for Q4 increased by 1%, gross profit increased 14% and Contribution ex-TAC increased by 11%. Revenue for the fiscal year 2021 was $2,254 million, gross profit was $782 million and Contribution ex-TAC was $921 million, up 8%, 13% and 11% respectively at constant currency. Net income for Fiscal 2021 was $138 million, or $2.09 per share on a diluted basis. Fiscal year 2021 Adjusted EBITDA was $322 million, resulting in an adjusted diluted EPS of $3.38. Cash flow from operating activities was $66 million in Q4 and $221 million in 2021, and Q4 Free Cash Flow was $56 million, up 40% in 2021 to $168 million, representing a Free Cash Flow conversion rate of 52% of Adjusted EBITDA in 2021. As of December 31, 2021, we had $571 million in cash and marketable securities on our balance sheet.
Sarah Glickman, Chief Financial Officer, said, "We delivered outstanding top line performance and record adjusted EBITDA margin and free cash flow in 2021 while investing for future growth. Looking ahead, we are confident about our growth trajectory and expect to grow Contribution ex-TAC by double digits again in 2022 as we continue to scale and execute on our Commerce Media Platform strategy. Importantly, we expect to continue to return cash to shareholders with the extension of our share repurchase program in 2022.”

Fourth Quarter 2021 Results

Revenue, Gross Profit and Contribution ex-TAC

Revenue decreased by 1% year-over-year in Q4 2021, or increased by 1% at constant currency, to $653 million (Q4 2020: $661 million). Gross profit increased by 12% year-over-year in Q4 2021, or 14% at constant currency, to $244 million (Q4 2020: $218 million). Gross profit as a percentage of revenue, or gross profit margin, was 37% (Q4 2020: 33%). Contribution ex-TAC in the fourth quarter increased 9% year-over-year, or 11% at constant currency, to $276 million (Q4 2020: $253 million). Contribution ex-TAC as a percentage of revenue, or Contribution ex-TAC margin, was 42% (Q4 2020: 38%), up 400 basis points year-over-year, largely driven by Retail Media and the acceleration of our client transition to the Retail Media Platform.

•Marketing Solutions revenue grew 6% (or 9% at constant currency) and Marketing Solutions Contribution ex-TAC grew 4% (or 7% at constant currency), driven by healthy demand from Retail clients, both on our retargeting and audience targeting solutions, partially offset by anticipated identity and privacy changes.
•Retail Media revenue decreased 36% (or 36% at constant currency) reflecting the impact related to the ongoing client migration to our Retail Media Platform ("RMP"). Retail Media Contribution ex-TAC increased 41% (or 41% on a constant currency basis), driven by continued strength in Retail Media onsite, new client integrations and growing network effects of the RMP.

Net Income and Adjusted Net Income

Net income grew 60% to $75 million in Q4 2021 (Q4 2020: $47 million). Net income margin as a percentage of revenue was 11% (Q4 2020: 7%). Net income available to shareholders of Criteo S.A. was $74 million, or $1.15 per share on a diluted basis (Q4 2020: $45 million, or $0.73 per share on a diluted basis).

Adjusted net income, or net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs, restructuring related and transformation costs and the tax impact of these adjustments, was $92 million, or $1.44 per share on a diluted basis (Q4 2020: $61 million, or $0.98 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA increased 7% year-over-year, or 10% at constant currency, to $111 million (Q4 2020: $103 million), driven by the Contribution ex-TAC performance over the period and effective cost management balanced with growth investments. Adjusted EBITDA as a percentage of Contribution ex-TAC, or Adjusted EBITDA margin, was 40% (Q4 2020: 41%).

Operating expenses increased 18% year-over-year to $179 million (Q4 2020: $151 million), reflecting investments in our growth areas, including Product, Sales and R&D, and higher equity award compensation expense balanced with disciplined and effective expense management. Operating expenses, excluding the impact of equity awards compensation expense, pension costs, acquisition-related costs, restructuring related and transformation costs, and depreciation and amortization, which we refer to as Non-GAAP operating expenses, increased by 16% or $21 million, to $151 million (Q4 2020: $130 million).

Fiscal Year 2021 Results

Revenue, Gross Profit and Contribution ex-TAC

Revenue increased 9% year-over-year (8% at constant currency), to $2,254 million (FY 2020: $2,073 million). Gross profit increased by 14% year-over-year in 2021, or 13% at constant currency, to $782 million (FY 2020: $688 million). Gross profit as a percentage of revenue, or gross profit margin, was 35% (FY 2020: 33%). Contribution ex-TAC increased 12% year-over-year (11% at constant currency), to $921 million (FY 2020: $825 million). Contribution ex-TAC as a percentage of revenue, or Contribution ex-TAC margin, was 41% (FY 2020: 40%), up 100 basis points year-over-year, largely driven by Retail Media and the acceleration of our client transition to the Retail Media Platform.

•Marketing Solutions revenue grew 11% (or 10% at constant currency) and Marketing Solutions Contribution ex-TAC grew 7% (or 6% at constant currency), driven by healthy demand from Retail clients, both on our retargeting and audience targeting solutions, partially offset by anticipated identity and privacy changes.
•Retail Media revenue decreased 7% (or 8% at constant currency) reflecting the impact related to the ongoing client migration to our Retail Media Platform ("RMP"). Retail Media Contribution ex-TAC increased 59% (or 58% on a constant currency basis), driven by continued strength in Retail Media onsite, new client integrations and growing network effects of the RMP.

Net Income and Adjusted Net Income

Net income increased 84% year-over-year to $138 million (FY 2020: $75 million). Net income margin as a percentage of revenue was 6% (FY 2020: 4%). In the course of the fiscal year 2021, we incurred $22 million in restructuring-related and transformation costs. Net income available to shareholders of Criteo S.A. increased 88% year-over-year to $134 million, or $2.09 per share on a diluted basis (FY 2020: $72 million, or $1.16 per share on a diluted basis).

Adjusted net income increased 62% year-over-year to $217 million, or $3.38 per share on a diluted basis (FY 2020: $134 million, or $2.17 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA increased 28% year-over-year, or 26% at constant currency, to $322 million (FY 2020: $251 million), driven by the Contribution ex-TAC performance over the period and effective cost management, balanced with growth investments. Adjusted EBITDA as a percentage of Contribution ex-TAC, or Adjusted EBITDA margin, was 35% (FY 2020: 30%).

Operating expenses increased 9% or $51 million, to $630 million (FY 2020: $579 million), mostly driven by higher headcount-related expense, including equity awards compensation expense, partially offset by disciplined expense management across the Company. Non-GAAP operating expenses increased 6% or $31 million, to $524 million (FY 2020: $493 million), largely driven by higher headcount balanced with effective cost discipline across the Company.

Cash Flow, Cash and Financial Liquidity Position

Cash flow from operating activities increased 50% year-over-year to $66 million in Q4 2021 (Q4 2020: $44 million) and grew 19% to $221 million in 2021 (fiscal year 2020: $185 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, increased 157% to $56 million in Q4 2021 (Q4 2020: $22 million), and grew 40% in 2021 to $168 million (fiscal year 2020: $120 million), driving a Free Cash Flow conversion rate of 52% of Adjusted EBITDA in 2021 (fiscal year 2020: 48%).

Cash and cash equivalents increased $28 million compared to December 31, 2020 to $516 million, and to $571 million including marketable securities, up $41 million in 2021, after spending $100 million on share repurchases in 2021.

As of December 31, 2021, the Company had total financial liquidity close to $1.1 billion, or close to $700 million after giving effect to the completion of the contemplated acquisition of IPONWEB, including the Company's cash position, marketable securities, Revolving Credit Facility and treasury shares reserved for M&A.

IPONWEB Acquisition

As previously announced, on December 22, 2021, Criteo executed the purchase agreement to acquire IPONWEB, a market-leading AdTech company with world-class media trading capabilities, for $380 million in a combination of cash and Criteo treasury shares. The closing of the transaction is expected by the end of the first quarter of 2022, subject to customary closing conditions.

With this strategic acquisition, Criteo is expected to accelerate its Commerce Media Platform vision to offer better control to its enterprise marketers – and their agency partners – by leveraging IPONWEB's well-established DSP and SSP solutions. The acquisition is also expected to expand our media owner monetization opportunities and to provide critical services for first-party data management across the ecosystem. Together with IPONWEB, Criteo believes it will distinguish itself as the commerce media partner of choice on the open internet for the post third-party cookie and identifier world.

2022 Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of February 9, 2022. Our financial guidance for the first quarter and fiscal year 2022 excludes the contemplated acquisition of IPONWEB.

Fiscal year 2022 guidance:
•We expect Contribution ex-TAC to grow by 10% to 12% at constant currency.
•We expect an Adjusted EBITDA margin of approximately 32% of Contribution ex-TAC.

First quarter 2022 guidance:
•We expect Contribution ex-TAC between $216 million and $220 million, or year-over-year growth at constant-currency of +5% to +7%.
•We expect Adjusted EBITDA between $52 million and $56 million.

The above guidance for the first quarter and fiscal year ending December 31, 2022 assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.862, a U.S. dollar-Japanese Yen rate of 115, a U.S. dollar-British pound rate of 0.741, a U.S. dollar-Korean Won rate of 1,180 and a U.S. dollar-Brazilian real rate of 5.40.

The above guidance does not include the previously announced acquisition of IPONWEB, which is expected to close by the end of Q1 2022, and assumes that no additional acquisitions are completed during the first quarter of 2022 or the fiscal year ended December 31, 2022.

Reconciliations of Contribution ex-TAC, Adjusted EBITDA and Adjusted EBITDA margin guidance to the closest corresponding U.S. GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results.

Extension of Share Repurchase Authorization from $175 million to $280 million

Criteo continues to execute on its strategic plan and Company transformation, investing in the growth of the business and leveraging its strong balance sheet position.

Criteo today announces that the board of directors has authorized the extension of its current share repurchase program of up to $175 million of the Company’s outstanding American Depositary Shares to an increased amount of up to $280 million. The Company intends to use repurchased shares under this extended program to satisfy employee equity obligations in lieu of issuing new shares, which would limit future dilution for its shareholders, as well as to fund potential acquisitions in the future.

Under the terms of the authorization, the stock purchases may be made from time to time on the Nasdaq Global Select Market in compliance with applicable state and federal securities laws and applicable provisions of French corporate law. The timing and amounts of any purchases will be based on market conditions and other factors including price, regulatory requirements and capital availability, as determined by Criteo’s management team. The program does not require the purchase of any minimum number of shares and may be suspended, modified or discontinued at any time without prior notice.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission ("SEC"): Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted diluted EPS, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Contribution ex-TAC is a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other cost of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business.

Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs and restructuring related and transformation costs.

Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that by eliminating equity awards compensation expense, pension service costs and restructuring related and transformation costs, Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring related and transformation costs and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital.

In particular, we believe that by eliminating equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring related and transformation costs and the tax impact of these adjustments, Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow Conversion is defined as free cash flow divided by Adjusted EBITDA. Free Cash Flow and Free Cash Flow Conversion are key measures used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow and Free Cash Flow Conversion permit a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, and restructuring related and transformation costs. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Contribution ex-TAC to gross profit, Contribution ex-TAC margin, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Contribution ex-TAC, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending March 31, 2022 and the year ended December 31, 2022, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding the scope and impact of the COVID-19 pandemic on our employees, operations, revenue and cash flows, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, including without limitation uncertainty regarding the timing and scope of proposed changes to and enhancements of the Chrome browser announced by Google, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, including the successful completion of our acquisition of IPONWEB, uncertainty regarding international growth and expansion (including related to changes in a specific country's or region's political or economic conditions), the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Contribution ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on February 26, 2021, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Importantly, at this time, the COVID-19 pandemic continues to have an impact on Criteo's business, financial condition, cash flow and results of operations. There are significant uncertainties about the duration and the extent of the impact of the COVID-19 pandemic.

Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s senior management team will discuss the Company’s earnings on a call that will take place today, February 9, 2022, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company's website http://ir.criteo.com and will subsequently be available for replay.

•U.S. callers:             +1 855 209 8212
•International callers:        +1 412 317 0788 or +33 1 76 74 05 02

Please ask to be joined into the "Criteo" call.

About Criteo

Criteo (NASDAQ: CRTO) is the global technology company that provides the world's leading Commerce Media Platform. 2,800 Criteo team members partner with 22,000 marketers and thousands of media owners around the globe to activate the world's largest set of commerce data to drive better commerce outcomes. By powering trusted and impactful advertising, Criteo brings richer experiences to every consumer while supporting a fair and open internet that enables discovery, innovation and choice. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Edouard Lassalle, SVP, Capital Markets & Investor Relations, e.lassalle@criteo.com
Melanie Dambre, Director, Investor Relations, m.dambre@criteo.com

Criteo Public Relations
Maribel Henriquez, Senior Communications Manager, m.henriquez@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$515,527	$488,011
Trade receivables, net of allowances of $45.4 million and $39.9 million at December 31, 2021 and December 31, 2020, respectively	581,988	474,055
Income taxes	8,784	11,092
Other taxes	73,388	69,987
Other current assets	34,182	21,405
Marketable securities - current portion	50,299	—
Total current assets	1,264,168	1,064,550
Property, plant and equipment, net	139,961	189,505
Intangible assets, net	82,627	79,744
Goodwill	329,699	325,805
Right of Use Asset - operating lease	120,257	114,012
Marketable securities - non current portion	5,000	41,809
Non-current financial assets	6,436	18,109
Deferred tax assets	35,443	19,876
Total non-current assets	719,423	788,860
Total assets	$1,983,591	$1,853,410

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$430,245	$367,025
Contingencies	3,059	2,250
Income taxes	6,641	2,626
Financial liabilities - current portion	642	2,889
Lease liability - operating - current portion	34,066	48,388
Other taxes	60,236	58,491
Employee - related payables	98,136	85,272
Other current liabilities	39,523	33,390
Total current liabilities	672,548	600,331
Deferred tax liabilities	3,053	5,297
Defined benefit plans	5,531	6,167
Financial liabilities - non current portion	360	386
Lease liability - operating - non current portion	93,893	83,007
Other non-current liabilities	9,886	5,535
Total non-current liabilities	112,723	100,392
Total liabilities	785,271	700,723
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 65,883,347 and 66,272,106 shares authorized, issued and outstanding at December 31, 2021 and December 31, 2020, respectively.	2,149	2,161
Treasury stock, 5,207,873 and 5,632,536 shares at cost as of December 31, 2021 and December 31, 2020, respectively.	(131,560)	(85,570)
Additional paid-in capital	731,248	693,164
Accumulated other comprehensive income (loss)	(40,294)	16,028
Retained earnings	601,588	491,359
Equity - attributable to shareholders of Criteo S.A.	1,163,131	1,117,142
Non-controlling interests	35,189	35,545
Total equity	1,198,320	1,152,687
Total equity and liabilities	$1,983,591	$1,853,410

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2021	2020	YoY Change	2021	2020	YoY Change

Revenue	$653,267	$661,282	(1)%	$2,254,235	$2,072,617	9%

Cost of revenue
Traffic acquisition cost	(377,076)	(408,108)	(8)%	(1,333,440)	(1,247,571)	7%
Other cost of revenue	(31,840)	(34,700)	(8)%	(138,851)	(137,028)	1%

Gross profit	244,351	218,474	12%	781,944	688,018	14%

Operating expenses:
Research and development expenses	(44,860)	(32,797)	37%	(151,817)	(132,513)	15%
Sales and operations expenses	(89,892)	(85,871)	5%	(325,616)	(330,285)	(1)%
General and administrative expenses	(43,855)	(32,623)	34%	(152,634)	(116,395)	31%
Total Operating expenses	(178,607)	(151,291)	18%	(630,067)	(579,193)	9%
Income from operations	65,744	67,183	(2)%	151,877	108,825	40%
Financial and Other income (expense)	3,330	(111)	NM	1,939	(1,939)	NM
Income before taxes	69,074	67,072	3%	153,816	106,886	44%
Provision for income taxes	5,864	(20,254)	NM	(16,169)	(32,197)	(50)%
Net Income	$74,938	$46,818	60%	$137,647	$74,689	84%

Net income available to shareholders of Criteo S.A.	$73,765	$45,277	63%	$134,456	$71,679	88%
Net income available to non-controlling interests	$1,173	$1,541	(24)%	$3,191	$3,010	6%

Weighted average shares outstanding used in computing per share amounts:
Basic	60,590,826	60,336,486		60,717,446	60,876,480
Diluted	63,985,850	62,348,489		64,231,637	61,818,593

Net income allocated to shareholders per share:
Basic	$1.22	$0.75	63%	$2.21	$1.18	87%
Diluted	$1.15	$0.73	58%	$2.09	$1.16	80%

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2021	2020	YoY Change	2021	2020	YoY Change
Net income	$74,938	$46,818	60%	$137,647	$74,689	84%
Non-cash and non-operating items	21,306	48,887	(56)%	124,879	154,629	(19)%
- Amortization and provisions	23,015	26,960	(15)%	90,934	106,591	(15)%
- Equity awards compensation expense (1)	12,354	6,305	96%	44,528	28,770	55%
- Net gain or (loss) on disposal of non-current assets	(2,729)	(20)	NM	1,965	2,714	(28)%
- Change in deferred taxes	(23,210)	11,417	NM	(18,642)	3,720	NM
- Change in income taxes	11,863	3,456	NM	6,043	10,867	(44)%
- Other	13	769	(98)%	51	1,967	(97)%
Changes in working capital related to operating activities	(30,232)	(51,625)	(41)%	(41,613)	(43,962)	(5)%
- (Increase) / Decrease in trade receivables	(151,604)	(126,486)	20%	(134,950)	(3,957)	NM
- Increase / (Decrease) in trade payables	88,384	61,989	43%	82,691	(33,314)	NM
- (Increase) / Decrease in other current assets	(7,032)	(9,476)	(26)%	(19,742)	(7,188)	NM
- Increase / (Decrease) in other current liabilities	38,807	26,406	47%	33,033	6,261	NM
- Change in operating lease liabilities and right of use assets	1,213	(4,058)	NM	(2,645)	(5,764)	(54)%
CASH FROM OPERATING ACTIVITIES	66,012	44,080	50%	220,913	185,356	19%
Acquisition of intangible assets, property, plant and equipment	(10,600)	(10,250)	3%	(54,983)	(67,287)	(18)%
Change in accounts payable related to intangible assets, property, plant and equipment	455	(12,052)	NM	1,973	1,818	9%
Payment for businesses, net of cash acquired	(892)	(1,173)	(24)%	(10,419)	(1,176)	NM
Change in other non-current financial assets	865	(13,819)	NM	(12,938)	(34,448)	(62)%
CASH USED FOR INVESTING ACTIVITIES	(10,172)	(37,294)	(73)%	(76,367)	(101,093)	(24)%
Proceeds from borrowings under line-of-credit agreement	—	(4,315)	NM	—	153,188	NM
Repayment of borrowings	13	(167,163)	NM	(1,249)	(167,344)	(99)%
Proceeds from exercise of stock options	3,508	1,626	NM	25,196	1,727	NM
Repurchase of treasury stocks	(27,416)	—	NM	(100,027)	(43,655)	NM
Change in other financial liabilities	(401)	347	NM	(4,037)	(1,663)	NM
CASH USED FOR FINANCING ACTIVITIES	(24,296)	(169,505)	(86)%	(80,117)	(57,747)	39%
Effect of exchange rates changes on cash and cash equivalents	(13,475)	23,986	NM	(36,913)	42,732	NM
Net increase in cash and cash equivalents	18,069	(138,733)	NM	27,516	69,248	(60)%
Net cash and cash equivalents at beginning of period	497,458	626,744	(21)%	488,011	418,763	17%
Net cash and cash equivalents at end of period	$515,527	$488,011	6%	$515,527	$488,011	6%

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$(5,482)	$(5,381)	2%	$(28,767)	$(17,610)	63%
Cash paid for interest	$(347)	$(1,336)	(74)%	$(1,486)	$(2,155)	(31)%

(1) Share-based compensation expense according to ASC 718 Compensation - stock compensation accounted for $11.9 million and $5.7 million of equity awards compensation expense for the quarter ended December 31, 2021 and 2020, respectively, and $42.7 million and $27.1 million of equity awards compensation for the twelve months ended December, 31, 2021 and 2020, respectively.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2021	2020	YoY Change	2021	2020	YoY Change

CASH FROM OPERATING ACTIVITIES	$66,012	$44,080	50%	$220,913	$185,356	19%
Acquisition of intangible assets, property, plant and equipment	(10,600)	(10,250)	3%	(54,983)	(67,287)	(18)%
Change in accounts payable related to intangible assets, property, plant and equipment	455	(12,052)	NM	1,973	1,818	9%
FREE CASH FLOW (1)	$55,867	$21,778	157%	$167,903	$119,887	40%

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Contribution ex-TAC to Gross Profit
(U.S. dollars in thousands, unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2021	2020	YoY Change	YoY Change at Constant Currency	2021	2020	YoY Change	YoY Change at Constant Currency

Gross Profit	244,351	218,474	12%	14%	781,944	688,018	14%	13%

Other Cost of Revenue	31,840	34,700	(8)%	(6)%	138,851	137,028	1%	2%

Contribution ex-TAC (1)	$276,191	$253,174	9%	11%	$920,795	$825,046	12%	11%

(1) We define Contribution ex-TAC as a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other cost of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Contribution ex-TAC has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Contribution ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Contribution ex-TAC alongside our other U.S. GAAP financial result measures. The above table provides a reconciliation of Contribution ex-TAC to gross profit.

CRITEO S.A.
Segment Information
(U.S. dollars in thousands, unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
Segment	2021	2020	YoY Change	YoY Change at Constant Currency	2021	2020	YoY Change	YoY Change at Constant Currency
Revenue
Marketing Solutions	$577,962	$543,262	6%	9%	$2,007,239	$1,806,431	11%	10%
Retail Media (2)	75,305	118,020	(36)%	(36)%	246,996	266,186	(7)%	(8)%
Total	653,267	661,282	(1)%	1%	2,254,235	2,072,617	9%	8%

Contribution ex-TAC
Marketing Solutions	228,378	219,245	4%	7%	796,152	746,751	7%	6%
Retail Media (2)	47,813	33,929	41%	41%	124,643	78,295	59%	58%
Total (1)	$276,191	$253,174	9%	11%	$920,795	$825,046	12%	11%

(1) We define Contribution ex-TAC as a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other cost of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Contribution ex-TAC has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Contribution ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Contribution ex-TAC alongside our other U.S. GAAP financial result measures. The above table provides a reconciliation of Contribution ex-TAC to gross profit.

(2) Criteo operates as two reportable segments as of December 31, 2021. The table above presents the operating results of our Marketing Solutions and Retail Media segments. A strategic building block of Criteo’s Commerce Media Platform, the Retail Media Platform, introduced in June 2020, and reported under the retail media segment, is a self-service solution providing transparency, measurement and control to brands and retailers. In all arrangements running on this platform, Criteo recognizes revenue on a net basis, whereas revenue from arrangements running on legacy Retail Media solutions are accounted for on a gross basis. We expect most clients using Criteo’s legacy Retail Media solutions to transition to this platform by the second half of 2022. As new clients onboard and existing clients transition to the Retail Media Platform, Revenue may decline but Contribution ex-TAC margin will increase. Contribution ex-TAC will not be impacted by this transition.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2021	2020	YoY Change	2021	2020	YoY Change
Net income	$74,938	$46,818	60%	$137,647	$74,689	84%
Adjustments:
Financial (Income) expense	(347)	111	NM	1,044	1,939	(46)%
Provision for income taxes	(5,864)	20,254	NM	16,169	32,197	(50)%
Equity awards compensation expense	12,114	8,960	35%	44,955	31,425	43%
Research and development	4,762	2,482	92%	16,334	10,253	59%
Sales and operations	3,143	3,662	(14)%	13,023	12,042	8%
General and administrative	4,209	2,816	49%	15,598	9,130	71%
Pension service costs	319	583	(45)%	1,324	2,232	(41)%
Research and development	166	290	(43)%	686	1,114	(38)%
Sales and operations	49	103	(52)%	207	394	(47)%
General and administrative	104	190	(45)%	431	724	(40)%
Depreciation and amortization expense	21,756	22,140	(2)%	88,402	88,238	0.2%
Cost of revenue (data center equipment)	14,611	15,354	(5)%	61,119	55,935	9%
Research and development	2,967	1,712	73%	9,484	10,741	(12)%
Sales and operations	3,579	4,033	(11)%	14,780	16,770	(12)%
General and administrative	599	1,041	(42)%	3,019	4,792	(37)%
Acquisition-related costs	6,118	174	NM	11,256	286	NM
General and administrative	6,118	174	NM	11,256	286	NM
Restructuring related and transformation (gain) costs (1)	1,833	4,383	(58)%	21,698	19,989	9%
Research and development	513	747	(31)%	5,751	4,240	36%
Sales and operations	568	2,605	(78)%	9,380	9,398	(0.2)%
General and administrative	752	1,031	(27)%	6,567	6,351	3%
Total net adjustments	35,929	56,605	(37)%	184,848	176,306	5%
Adjusted EBITDA (2)	$110,867	$103,423	7%	$322,495	$250,995	28%
(1) For the Three Months and the Twelve Months Ended December 2021, and December 2020, respectively, the Company recognized restructuring related and transformation costs following its new organizational structure implemented to support its Commerce Media Platform strategy:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
(Gain) from forfeitures of share-based compensation awards	239	(2,655)	(427)	(2,655)
Facilities related (gain) costs	1,328	4,158	16,020	12,975
Payroll related (gain) costs	(157)	1,422	4,480	5,911
Consulting costs related to transformation	423	1,458	1,625	3,758
Total restructuring related and transformation (gain) costs	$1,833	$4,383	$21,698	$19,989
For the three months ended and the twelve months ended December 31, 2021 and December 31, 2020, respectively, the cash outflows related to restructuring related and transformation costs were $12.4 million and $ 33.3 million, and $3.9 million and $16.9 million respectively, and were mainly comprised of payroll costs, broker and termination penalties related to real-estate facilities and other consulting fees.

(2) We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, acquisition-related costs and restructuring related and transformation costs. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operational plans. In particular, we believe that the elimination of equity awards compensation expense, pension service costs, and restructuring related and transformation costs in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (b) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (c) Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (d) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and (e) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA alongside our U.S. GAAP financial results, including net income.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2021	2020	YoY Change	2021	2020	YoY Change
Research and Development expenses	$(44,860)	$(32,797)	37%	$(151,817)	$(132,513)	15%
Equity awards compensation expense	4,762	2,482	92%	16,334	10,253	59%
Depreciation and Amortization expense	2,967	1,712	73%	9,484	10,741	(12)%
Pension service costs	166	290	(43)%	686	1,114	(38)%
Restructuring related and transformation (gain) costs	513	747	(31)%	5,751	4,240	36%
Non GAAP - Research and Development expenses	(36,452)	(27,566)	32%	(119,562)	(106,165)	13%
Sales and Operations expenses	(89,892)	(85,871)	5%	(325,616)	(330,285)	(1)%
Equity awards compensation expense	3,143	3,662	(14)%	13,023	12,042	8%
Depreciation and Amortization expense	3,579	4,033	(11)%	14,780	16,770	(12)%
Pension service costs	49	103	(52)%	207	394	(47)%
Restructuring related and transformation (gain) costs	568	2,605	(78)%	9,380	9,398	(0.2)%
Non GAAP - Sales and Operations expenses	(82,553)	(75,468)	9%	(288,226)	(291,681)	(1)%
General and Administrative expenses	(43,855)	(32,623)	34%	(152,634)	(116,395)	31%
Equity awards compensation expense	4,209	2,816	49%	15,598	9,130	71%
Depreciation and Amortization expense	599	1,041	(42)%	3,019	4,792	(37)%
Pension service costs	104	190	(45)%	431	724	(40)%
Acquisition-related costs	6,118	174	NM	11,256	286	NM
Restructuring related and transformation (gain) costs	752	1,031	(27)%	6,567	6,351	3%
Non GAAP - General and Administrative expenses	(32,073)	(27,371)	17%	(115,763)	(95,112)	22%
Total Operating expenses	(178,607)	(151,291)	18.1%	(630,067)	(579,193)	9%
Equity awards compensation expense	12,114	8,960	35%	44,955	31,425	43%
Depreciation and Amortization expense	7,145	6,786	5%	27,283	32,303	(16)%
Pension service costs	319	583	(45)%	1,324	2,232	(41)%
Acquisition-related costs	6,118	174	NM	11,256	286	NM
Restructuring related and transformation (gain) costs	1,833	4,383	(58)%	21,698	19,989	9%
Total Non GAAP Operating expenses (1)	$(151,078)	$(130,405)	16%	$(523,551)	$(492,958)	6%

(1) We define Non-GAAP Operating Expenses as our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, acquisition-related costs and restructuring related and transformation costs. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures we use to provide our quarterly and annual business outlook to the investment community.

CRITEO S.A.
Detailed Information on Selected Items
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2021	2020	YoY Change	2021	2020	YoY Change
Equity awards compensation expense
Research and development	$4,762	$2,482	92%	$16,334	$10,253	59%
Sales and operations	3,143	3,662	(14)%	13,023	12,042	8%
General and administrative	4,209	2,816	49%	15,598	9,130	71%
Total equity awards compensation expense	12,114	8,960	35%	44,955	31,425	43%

Pension service costs
Research and development	166	290	(43)%	686	1,114	(38)%
Sales and operations	49	103	(52)%	207	394	(47)%
General and administrative	104	190	(45)%	431	724	(40)%
Total pension service costs	319	583	(45)%	1,324	2,232	(41)%

Depreciation and amortization expense
Cost of revenue (data center equipment)	14,611	15,354	(5)%	61,119	55,935	9%
Research and development	2,967	1,712	73%	9,484	10,741	(12)%
Sales and operations	3,579	4,033	(11)%	14,780	16,770	(12)%
General and administrative	599	1,041	(42)%	3,019	4,792	(37)%
Total depreciation and amortization expense	21,756	22,140	(2)%	88,402	88,238	0.2%

Acquisition-related costs
General and administrative	6,118	174	NM	11,256	286	NM
Total acquisition-related costs	6,118	174	NM	11,256	286	NM

Restructuring related and transformation (gain) costs
Research and development	513	747	(31)%	5,751	4,240	36%
Sales and operations	568	2,605	(78)%	9,380	9,398	(0.2)%
General and administrative	752	1,031	(27)%	6,567	6,351	3%
Total restructuring related and transformation (gain) costs	$1,833	$4,383	(58)%	$21,698	$19,989	9%

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2021	2020	YoY Change	2021	2020	YoY Change

Net income	$74,938	$46,818	60%	$137,647	$74,689	84%
Adjustments:
Equity awards compensation expense	12,114	8,960	35%	44,955	31,425	43%
Amortization of acquisition-related intangible assets	3,755	2,926	28%	12,929	15,520	(17)%
Acquisition-related costs	6,118	174	NM	11,256	286	NM
Restructuring related and transformation (gain) costs	1,833	4,383	(58)%	21,698	19,989	9%
Tax impact of the above adjustments (1)	(6,557)	(2,127)	NM	(11,243)	(7,738)	45%
Total net adjustments	17,263	14,316	21%	79,595	59,482	34%
Adjusted net income (2)	$92,201	$61,134	51%	$217,242	$134,171	62%

Weighted average shares outstanding
- Basic	60,590,826	60,336,486		60,717,446	60,876,480
- Diluted	63,985,850	62,348,489		64,231,637	61,818,593

Adjusted net income per share
- Basic	$1.52	$1.01	50%	$3.58	$2.20	63%
- Diluted	$1.44	$0.98	47%	$3.38	$2.17	56%

(1) We consider the nature of the adjustment to determine its tax treatment in the various tax jurisdictions we operate in. The tax impact is calculated by applying the actual tax rate for the entity and period to which the adjustment relates.
(2) We define Adjusted Net Income as our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs, restructuring related and transformation costs, and the tax impact of the foregoing adjustments. Adjusted Net Income is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted Net Income because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring related and transformation costs and the tax impact of the foregoing adjustments in calculating Adjusted Net Income can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted Net Income has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) Adjusted Net Income does not reflect the potentially dilutive impact of equity-based compensation or the impact of certain acquisition-related costs; and (b) other companies, including companies in our industry, may calculate Adjusted Net Income or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted Net Income alongside our other U.S. GAAP-based financial results, including net income.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2021	2020	YoY Change	2021	2020	YoY Change

Revenue as reported	$653,267	$661,282	(1)%	$2,254,235	$2,072,617	9%
Conversion impact U.S. dollar/other currencies	14,553	—		(19,713)	—
Revenue at constant currency(1)	667,820	661,282	1%	2,234,522	2,072,617	8%

Traffic acquisition costs as reported	(377,076)	(408,108)	(8)%	(1,333,440)	(1,247,571)	7%
Conversion impact U.S. dollar/other currencies	(8,567)	—		12,263	—
Traffic Acquisition Costs at constant currency(1)	(385,643)	(408,108)	(6)%	(1,321,177)	(1,247,571)	6%

Contribution ex-TAC as reported(2)	276,191	253,174	9%	920,795	825,046	12%
Conversion impact U.S. dollar/other currencies	5,986	—		(7,450)	—
Contribution ex-TAC at constant currency(2)	282,177	253,174	11%	913,345	825,046	11%
Contribution ex-TAC(2)/Revenue as reported	42%	38%		41%	40%

Other cost of revenue as reported	(31,840)	(34,700)	(8)%	(138,851)	(137,028)	1%
Conversion impact U.S. dollar/other currencies	(919)	—		(372)	—
Other cost of revenue at constant currency(1)	(32,759)	(34,700)	(6)%	(139,223)	(137,028)	2%

Gross Profit as reported	244,351	218,474	12%	781,944	688,018	14%
Conversion impact U.S. dollar/other currencies	5,067	—		(7,822)	—
Gross Profit at constant currency(1)	249,418	218,474	14%	774,122	688,018	13%

Adjusted EBITDA(3)	110,867	103,423	7%	322,495	250,995	28%
Conversion impact U.S. dollar/other currencies	2,423	—		(7,281)	—
Adjusted EBITDA(3) at constant currency(1)	$113,290	$103,423	10%	$315,214	$250,995	26%
Adjusted EBITDA(3)/Contribution ex-TAC(2)	40%	41%		35%	30%

(1) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and board of directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Contribution ex-TAC to Gross Profit" for a reconciliation of Contribution ex-TAC to gross profit.

(3) Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Adjusted EBITDA to Net Income" for a reconciliation of Adjusted EBITDA to net income.

CRITEO S.A.
Information on Share Count
(unaudited)

	Twelve Months Ended
	2021	2020
Shares outstanding as at January 1,	60,639,570	62,293,508
Weighted average number of shares issued during the period	77,876	(1,417,028)
Basic number of shares - Basic EPS basis	60,717,446	60,876,480
Dilutive effect of share options, warrants, employee warrants - Treasury method	3,514,191	942,113
Diluted number of shares - Diluted EPS basis	64,231,637	61,818,593

Shares issued as December 31, before Treasury stocks	65,883,347	66,272,106
Treasury stock as of December 31,	(5,207,873)	(5,632,536)
Shares outstanding as of December 31, after Treasury stocks	60,675,474	60,639,570
Total dilutive effect of share options, warrants, employee warrants	6,213,932	7,400,024
Fully diluted shares as at December 31,	66,889,406	68,039,594

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	YoY Change	QoQ Change	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019

Clients	1%	—%	21,745	21,747	21,332	20,626	21,460	20,565	20,359	20,360	20,247

Revenue	(1)%	28%	653,267	508,580	551,311	541,077	661,282	470,345	437,614	503,376	652,640
Americas	(8)%	41%	287,270	204,428	221,227	203,900	312,817	204,618	185,674	191,745	306,250
EMEA	1%	25%	234,559	188,354	209,303	212,096	232,137	167,800	159,621	190,114	216,639
APAC	13%	14%	131,438	115,798	120,781	125,081	116,328	97,927	92,319	121,517	129,751

Revenue	(1)%	28%	653,267	508,580	551,311	541,077	661,282	470,345	437,614	503,376	652,640
Marketing Solutions	6%	26%	577,962	458,622	487,465	483,190	543,262	412,126	381,270	469,773	574,783
Retail Media (2)	(36)%	51%	75,305	49,958	63,846	57,887	118,020	58,219	56,344	33,603	77,857

TAC	(8)%	27%	(377,076)	(297,619)	(331,078)	(327,667)	(408,108)	(284,401)	(257,698)	(297,364)	(386,388)
Marketing Solutions	8%	26%	(349,584)	(276,498)	(294,132)	(290,873)	(324,017)	(243,616)	(218,990)	(273,057)	(331,709)
Retail Media (2)	(67)%	30%	(27,492)	(21,121)	(36,946)	(36,794)	(84,091)	(40,785)	(38,708)	(24,307)	(54,679)

Contribution ex-TAC (1)	9%	31%	276,191	210,961	220,233	213,410	253,174	185,944	179,916	206,012	266,252
Marketing Solutions	4%	25%	228,378	182,124	193,333	192,317	219,245	168,510	162,280	196,716	243,074
Retail Media (2)	41%	66%	47,813	28,837	26,900	21,093	33,929	17,434	17,636	9,296	23,178

Cash flow from operating activities	50%	29%	66,012	51,179	26,360	77,362	44,080	51,156	33,377	56,743	59,359

Capital expenditures	(55)%	(36)%	10,145	15,957	13,128	13,780	22,302	12,898	18,532	11,737	17,520

Capital expenditures/Revenue	(1)ppt	(1)ppt	2%	3%	2%	3%	3%	3%	4%	2%	3%

Net cash position	6%	4%	515,527	497,458	489,521	520,060	488,011	626,744	578,181	436,506	418,763

Headcount	7%	5%	2,781	2,658	2,572	2,532	2,594	2,636	2,685	2,701	2,755

Days Sales Outstanding (days - end of month)	9 days	(5) days	65	70	66	64	56	62	61	62	52

(1) We define Contribution ex-TAC as a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other cost of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Contribution ex-TAC has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Contribution ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Contribution ex-TAC alongside our other U.S. GAAP financial result measures.

(2) Criteo operates as two reportable segments as of December 31, 2021. The table above presents the operating results of our Marketing Solutions and Retail Media segments. A strategic building block of Criteo’s Commerce Media Platform, the Retail Media Platform, introduced in June 2020, and reported under the retail media segment, is a self-service solution providing transparency, measurement and control to brands and retailers. In all arrangements running on this platform, Criteo recognizes revenue on a net basis, whereas revenue from arrangements running on legacy Retail Media solutions are accounted for on a gross basis. We expect most clients using Criteo’s legacy Retail Media solutions to transition to this platform by the second half of 2022. As new clients onboard and existing clients transition to the Retail Media Platform, Revenue may decline but Contribution ex-TAC margin will increase. Contribution ex-TAC will not be impacted by this transition.